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                                                                       EXHIBIT 5

April 10, 2003

Northern States Power Company
414 Nicollet Mall
Minneapolis, Minnesota 55402

Gentlemen:

         I am participating in the proceedings being had and taken in connection with the issuance and sale by Northern States Power Company, a Minnesota corporation (the "Company"), of up to $415,000,000 principal amount of the Company's secured First Mortgage Bonds and/or unsecured Debt Securities (collectively, the "Securities'). I have examined all statutes, records, instruments, and documents which, in my opinion, it is necessary to examine for the purpose of rendering the following opinion.

         Based upon the foregoing and upon my general familiarity with the Company and its affairs, as a result of having acted as General Counsel for the Company, I am of the opinion that:

1. The Company was incorporated and is now a legally existing corporation under the laws of the State of Minnesota; has corporate power, right, and authority to do business and to own property in that state, in the manner and as set forth in the Registration Statement, Form S-3 (the "Registration Statement"), to which this opinion is an exhibit; and has corporate power, right, and authority to create, issue, and sell the Securities.

2. When and if (a) the Registration Statement becomes effective pursuant to the provisions of the Securities Act of 1933, as amended, (b) the Supplemental Indenture relating to the Securities is duly authorized, executed, and delivered, (c) the Minnesota Public Utilities Commission issues its capital structure order, and (d) the Securities are duly authorized, executed, authenticated, and delivered, and the consideration for the Securities has been received by the Company, all in the manner contemplated by the Registration Statement, the Securities will be legally issued and binding obligations of the Company in accordance with their terms.

         This opinion is limited to the Federal laws of the United States of America and the laws of the State of Minnesota and I express no opinion with respect to the laws of any other jurisdiction. I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement filed by the Company to register Securities.

                                             Respectfully submitted,

                                             /s/ Gary R. Johnson

                                             Gary R. Johnson
                                             Vice President and General Counsel